Exhibit 4.9

PINNACLE ENTERTAINMENT, INC.,

and

[                                         ,]

as Trustee

SENIOR NOTES

INDENTURE

Dated as of [                    ]

CROSS REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
311(a)	7.11
(b)	7.11
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 11.02
(d)	7.06
314(a)	4.02; 11.02; 11.05
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(b)	N.A.
(c)	11.01

N.A. means not applicable.

•	This Cross-Reference Table is not part of this Indenture.

INDENTURE dated as of [                    ] between Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), and [                    , a                      corporation,] as trustee (the “Trustee”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Notes (as defined).

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior indebtedness, notes, bonds, debentures or other evidences of indebtedness (collectively, the “Notes”) unlimited as to principal amount to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as in this Indenture provided.

All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company, and authenticated and delivered by the Trustee hereunder and duly issued by the Company, valid and legally binding obligations of the Company.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Additional Lease” shall mean any lease entered into for the purpose of the Company or any of its Restricted Subsidiaries to acquire the right to occupy and use real property, vessels or similar assets for, or in connection with, the construction, development or operation of Gaming Facilities, including, without limitation, the Meadows Lease.

“Additional Notes” means additional Notes of a series (other than the initially issued Notes of such series) issued under this Indenture in accordance with Section 2.02 hereof, as part of the same series as such initially issued Notes of such series.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that none of GLPI or any of its Subsidiaries (including Pinnacle Predecessor and its Subsidiaries) shall be deemed to be an Affiliate of the Company or any of its Restricted Subsidiaries. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(a) with respect to a corporation, the board of directors of the corporation;

(b) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(c) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company, to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP; provided, however, that for the avoidance of doubt, any lease that is accounted for by any Person as an operating lease as of the date of this Indenture and any similar lease entered into after the date of this Indenture by any Person may, in the sole discretion of the Company, be accounted for as an operating lease and not as a Capital Lease Obligation; and provided, further, that, for the avoidance of doubt, (i) the Master Lease and any Additional Leases will be accounted for as an operating lease and not as a Capital Lease Obligation and (ii) GAAP for purposes of this definition shall be deemed GAAP as in effect on the date of this Indenture.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Clearstream” means Clearstream Banking, S.A.

“Company Order” means a written request or order signed in the name of the Company by an Officer.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a maturity comparable to the remaining term of the Notes of a particular series (as if the final maturity of the Notes of such series was the first date such Notes may be optionally redeemed by the Company, if applicable) that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of such series (as if the final maturity of the Notes of such series was the first date such Notes may be optionally redeemed by the Company, if applicable).

“Comparable Treasury Price” means, with respect to any redemption date:

(1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities”; or

(2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the Credit Agreement dated on or about April 28, 2016 by and among the Company, the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, the other agent parties thereto, and the lenders from time to time party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, restructured, replaced or refinanced from time to time including increases in aggregate principal amount (whether the same are provided by the original agents and lenders under such Credit Agreement or other agents or other lenders).

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to a particular series of Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes of such series, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means, with respect to a particular series of Notes, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes of such series mature (other than (x) solely for Capital Stock (other than Disqualified Stock) or (y) as a result of a redemption required by Gaming Law or not prohibited by this Indenture); provided, however, only the portion of Capital Stock which is so redeemable or repurchasable prior to such date will be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions (x) unless such repurchase or redemption complies with the covenants of this Indenture or (y) prior to any purchase of Notes of such series as are required to be purchased pursuant to the covenants of this Indenture.

“DTC” means The Depository Trust Company in New York, New York.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock and Hedging Obligations entered into as a part of, or in connection with, an issuance of such debt security).

“Equity Offering” means any public or private issuance or sale of Equity Interests (other than Disqualified Stock) of the Company.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” means an event described under Article VI hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Unrestricted Subsidiaries” means ACE Gaming, LLC, Ameristar Casino Springfield, LLC, AREP Boardwalk, LLC, Casino Magic (Europe), B.V., Casino Magic Hellas Management Services, S.A., Pinnacle Retama Partners, LLC, PNK Development 10, LLC, PNK Development 11, LLC, PNK Development 17, LLC, PNK Development 18, LLC, PNK Development 28, LLC, PNK Development 29, LLC, PNK Development 30, LLC, PNK Development 31, LLC, PNK (SA), LLC, PNK (VN), Inc., PNK Finance MLS Corp. and PNK (Kansas), LLC.

“GAAP” means generally accepted accounting principles set forth as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), including any Accounting Standards Codifications, which are applicable to the circumstances as of the date of determination.

“Gaming Approval” means any and all approvals, licenses, registration, qualification, finding of suitability, authorizations, permits, consents, rulings, orders or directives (a) relating to any gaming business (including par-mutuel betting) or enterprise, including to enable the Company or any of its Restricted Subsidiaries to engage in, operate or manage the casino, gambling, horse racing or gaming business or otherwise continue to conduct, operate or manage such business substantially as is presently conducted, operated or managed or contemplated to be conducted, operated or managed following the date of this Indenture, or (b) required by any Gaming Law.

“Gaming Authority” means any governmental agency, authority, board, bureau, commission, department, office or instrumentality with regulatory, licensing or permitting authority or jurisdiction over any gaming business or enterprise or horse racing business or enterprise or any Gaming Facility, or with regulatory, licensing or permitting authority or jurisdiction over any gaming or racing operation (or proposed gaming or racing operation) owned, managed, leased or operated by the Company or any of its Restricted Subsidiaries.

“Gaming Facility” means any gaming or pari-mutuel wagering establishment, including any casino or “racino,” and other property or assets ancillary thereto or used in connection therewith, including any casinos, hotels, resorts, racetracks, off-track wagering sites, theaters, parking facilities, recreational vehicle parks, timeshare operations, retail shops, restaurants, other buildings, restaurants, theatres, related or ancillary businesses, land, golf courses and other recreation and entertainment facilities, marinas, vessels, barges, ships and equipment.

“Gaming Laws” means all applicable provisions of all: (a) constitutions, treaties, statutes or laws governing Gaming Facilities (including card club casinos and pari-mutuel racetracks) and rules, regulations, codes and ordinances of, and all administrative or judicial orders or decrees or other laws pursuant to which, any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming, racing or Gaming Facility activities conducted, operated or managed by the Company or any of its Restricted Subsidiaries within its jurisdiction; (b) Gaming Approvals; and (c) orders, decisions, determinations, judgments, awards and decrees of any Gaming Authority.

“Global Note Legend” means the legend set forth in Section 2.06(f) which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes issued in accordance with Sections 2.01 and 2.06 hereof.

“GLPI” means Gaming and Leisure Properties, Inc., a Pennsylvania corporation, or its successor.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and for the payment of which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including by way of a pledge of assets, of all or any part of any Indebtedness; provided that “Guarantee” shall not include any lease of property (where the Company or a Subsidiary of the Company is the lessee) entered into in connection with the issuance of industrial revenue bonds or similar instruments which industrial revenue bonds or similar instruments are held by the Company or its Subsidiaries, where such lease obligations were intended to support debt service on such industrial revenue bonds or similar instruments.

“Guarantor” means a Restricted Subsidiary that is required to provide a guarantee in respect of a particular series of Notes pursuant to the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, currency swap agreement, interest rate cap agreements, interest rate collar agreements, commodity swap agreement, commodity cap agreement, commodity collar agreement or foreign exchange contract; and

(2) other agreements or arrangements designed to hedge or protect such Person against, or transfer or mitigate, fluctuations in interest rates or currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without double counting, reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations (it being understood that the obligations of such Person under the Master Lease or any Additional Lease shall not constitute Indebtedness);

(5) representing the balance deferred and unpaid of the purchase price of any property, except (i) any such balance that constitutes an accrued expense or trade payable or liabilities incurred in the ordinary course of business, including insurance premium financing, or is payable through the issuance of Equity Interests (other than Disqualified Stock) of the Company and (ii) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person; provided that any earn-out obligation that appears in the liabilities section of the balance sheet (excluding disclosure in footnotes or notes relating thereto) of such Person shall be excluded to the extent (x) such Person is indemnified for the payment thereof or (y) amounts to be applied to the payment therefor are in escrow;

(6) representing net obligations under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness (excluding prepaid interest thereon) of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of the types referred to in clauses (1) through (6) above of any other Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business.

The amount of any Indebtedness outstanding as of any date will be:

(a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(b) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness;

(c) in the case of Indebtedness of others secured by a Lien on any assets of the specified Person, the lesser of the amount of such Indebtedness and the fair market value of such assets;

(d) in the case of clause (5) above, the net present value thereof determined in accordance with GAAP;

(e) in the case of clause (6), zero unless and until such Indebtedness shall be terminated, in which case the amount of such Indebtedness shall be the then termination payment due thereunder by such Person; and

(f) obligations in respect of letters of credit issued in support of obligations not otherwise constituting Indebtedness shall not constitute Indebtedness except to the extent such letter of credit is drawn and not reimbursed within ten Business Days.

For the avoidance of doubt, it is understood and agreed that (i) (x) casino “chips” and gaming winnings of customers, (y) any obligations of such Person in respect of cash management agreements and (z) any obligations of such Person in respect of employee deferred compensation and benefit plans shall not constitute Indebtedness, (ii) (x) mortgage, industrial revenue bond, industrial development bond or similar financings to the extent that the holder of such Indebtedness is the Company or any of its Subsidiaries and (y) Capitalized Lease Obligations to the extent payments in respect of such Capitalized Lease Obligations fund payments made under Indebtedness of the type described in clause (x) held by the Company or its Subsidiaries shall not constitute Indebtedness and (iii) obligations under the Master Lease or any Additional Lease shall not constitute Capitalized Lease Obligations or any other type of Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time, and shall include the form and terms of particular series of Notes established from time to time as contemplated by Section 2.01.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Landlord” means Gold Merger Sub, LLC, a Delaware limited liability company, in its capacity as landlord under the Master Lease, and its successors in such capacity and any Subsidiaries of GLPI acting as landlord or co-landlord under the Master Lease.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period (unless otherwise specified).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, or security interest of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease in the nature thereof.

“Master Lease” means that certain Master Lease, dated as of April 28, 2016, by and between Landlord and Tenant, as it may be amended, restated, replaced or otherwise modified from time to time in accordance with, or as not prohibited by, this Indenture.

“Meadows Lease” means that certain Lease, dated as of September 9, 2016, between PA Meadows, LLC, WTA II, Inc., and CCR Pennsylvania Racing, Inc., as lessor, and PNK Development 33, LLC, as lessee, as it may be amended, restated, replaced or otherwise modified from time to time.

“Merger” refers to the merger of Pinnacle Predecessor with and into Gold Merger Sub, LLC, a direct, wholly owned subsidiary of GLPI, with Gold Merger Sub, LLC surviving the merger as a wholly-owned subsidiary of GLPI, pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of July 20, 2015, as amended pursuant to Amendment No. 1 thereto, dated as of March 25, 2016, among Pinnacle Predecessor, GLPI and Gold Merger Sub, LLC.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The initially issued Notes of any series of Notes and any Additional Notes of such series shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to Notes of a series shall include the initially issued Notes of such series and any Additional Notes of such series.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, Liquidated Damages, other damages and other liabilities and obligations payable under the documentation governing any Indebtedness, including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable instrument governing or evidencing such Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Chief Accounting Officer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company that meets the requirements of Section 11.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 11.05 hereof. The counsel shall be an attorney employed by, or counsel to, the Company or any Subsidiary of the Company.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pinnacle Predecessor” means the Delaware corporation known as Pinnacle Entertainment, Inc. immediately prior to the Merger.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Reference Treasury Dealer” means any primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer”) selected by the Company.

“Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Tenant” means Pinnacle MLS, LLC, a Delaware limited liability company, in its capacity as tenant under the Master Lease, and its successors in such capacity.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption period.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with, or not prohibited by, this Indenture; provided that the Existing Unrestricted Subsidiaries shall initially be designated as Unrestricted Subsidiaries without compliance with any other requirements. An Unrestricted Subsidiary shall also automatically include (without any further action required by the Board of Directors, compliance with the preceding conditions or otherwise) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Applicable AML Law”	11.17
“Company”	Preamble
“Covenant Defeasance”	8.03
“Indemnified Party”	7.07
“Legal Defeasance”	8.02
“Liquidated Damages”	6.01
“New York Banking Day”	11.15
“Paying Agent”	2.03
“Payment Default”	6.01
“Registrar”	2.03
“Reports Default Notice”	6.01

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) the words “include,” “including” and other words of similar import mean “include, without limitation” or “including, without limitation,” regardless of whether any reference to “without limitation” or words of similar import is made; and the included items do not limit the scope of the more general terms; and the listed included items are covered whether or not they are within the scope of the more general terms;

(f) references to “defeasance” shall mean both covenant defeasance and legal defeasance, unless otherwise specified;

(g) provisions apply to successive events and transactions; and

(h) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE II

THE NOTES

Section 2.01 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The Notes may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 2.02, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Notes of any series:

(a) the title of the Notes of the series, including CUSIP number(s) (which shall distinguish the Notes of the series from Notes of any other series) and ranking (including the terms of any subordination provisions) of the series;

(b) the price or prices (expressed as a percentage of the principal amount thereof) at which the Notes of the series will be issued;

(c) any limit upon the aggregate principal amount of the Notes of the series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 2.06, Section 2.07, Section 2.10, Section 3.06 or Section 9.05);

(d) the Person to whom any interest on a Note of the series shall be payable, if other than the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the record date for such interest;

(e) the date or dates on which the principal of any Notes of the series is payable;

(f) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Notes of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable and the record date for any such interest payable on any interest payment date;

(g) the place or places where the principal of and any premium and interest, if any, on any Notes of the series shall be payable, where the Notes of the series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes of the series and this Indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

(h) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which any Notes of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Notes of the series shall be evidenced and any provisions for mandatory repurchase offers under certain circumstances;

(i) the obligation, if any, of the Company to redeem or purchase the Notes of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Notes of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(j) the dates, if any, on which and the price or prices at which the Notes of the series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

(k) if the amount of principal of or any premium or interest on any Notes of the series may be determined with reference to a financial or economic measure or to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index or pursuant to a formula, the manner in which such amounts shall be determined;

(l) if other than the entire principal amount thereof, the portion of the principal amount of any Notes of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(m) if the principal amount payable at the Stated Maturity of any Notes of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Notes as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any maturity other than the Stated Maturity or which shall be deemed to be outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(n) if other than by a Board Resolution, the manner in which any election by the Company to defease any Notes of the series pursuant to Section 8.02 or Section 8.03 shall be evidenced; or, that the Notes of the series, in whole or any specified part, shall not be defeasible pursuant to Section 8.02 or Section 8.03 or both such Sections;

(o) if applicable, that any Notes of the series shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective Depositaries for such Global Notes, the form of any Global Note Legend or Legends which shall be borne by any such Global Note in addition to or in lieu of that set forth in Section 2.06(f) and any circumstances in addition to or in lieu of those set forth in Section 2.06 in which any such Global Note may be exchanged in whole or in part for Notes registered, and any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Note or a nominee thereof;

(p) the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Notes of the series will be made;

(q) if payments of principal of or interest, if any, on the Notes of the series are to be made in one or more currencies or currency units other than that or those in which such Notes of the series are denominated, the manner in which the exchange rate with respect to such payments will be determined;

(r) the provisions, if any, relating to any Guarantee provided for the Notes of the series, and, if so, the identity of any guarantor, the terms and conditions upon which such series of Notes will be guaranteed, including the terms of subordination, if any, of such Guarantee;

(s) the provisions, if any, relating to any security or collateral for a series of Notes, the terms and conditions upon which such series of Notes will be secured, including the terms of subordination, if any, of such security or collateral;

(t) any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Notes of the series if other than those appointed herein;

(u) the provisions, if any, relating to conversion or exchange of any Notes of the series, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the Holders thereof or at the option of the Company, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if the series of Notes are redeemed;

(v) any addition to, deletion from or change in the Events of Default which apply to any Notes of the series and any addition to, deletion from or change in the right of the Trustee or the requisite Holders of Notes of such series to declare the principal amount thereof due and payable pursuant to Section 6.02;

(w) any addition to, deletion from or change in the covenants set forth in Articles 4 or 5 which apply to Notes of the series;

(x) any addition to, deletion from or change in the definitions set forth in Article 1 which apply to Notes of the series; and

(y) any other terms of the Notes of the series (which terms may supplement, modify or delete any provision of this Indenture, insofar as it applies to such series of Notes), including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of Notes of the series;.

All Notes of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.02) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto. All Notes of any one series need not be issued at one time and, unless otherwise provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.02) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto with respect to a series of Notes, additional Notes of a series may be issued, at the option of the Company, without the consent of any Holder, at any time and from time to time.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series. If all of the Notes of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Note of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Note of such series.

Section 2.02 Form and Dating; Execution and Authentication.

(a) General. The Notes of a series and the Trustee’s certificate of authentication shall be substantially in the form as shall be established by or pursuant to a Board Resolution, in an Officers’ Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. If the form of Notes of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Authentication Order contemplated by Section 2.02(d) for the authentication and delivery of such Notes. If all of the Notes of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Note of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Note of such series.

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Each Global Note of a series shall represent such of the outstanding Notes of such series as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes of such series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of such series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note of a series to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of such series represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Execution. The Notes shall be executed by an Officer or an authorized signatory as identified in an Officers’ Certificate (pursuant to a power of attorney or other similar instrument). The signature of any such Officer (or authorized signatory) on the Notes shall be by manual or facsimile signature in the name and on behalf of the Company.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d) Authentication. The Trustee or an authenticating agent shall, upon receipt of a Company Order, authenticate Notes of a series for original issue in an aggregate principal amount specified in the Company Order. Such Company Order shall specify the amount of Notes of such series to be authenticated and the date on which the original issue of Notes of such series is to be authenticated. The aggregate principal amount of Notes, including any Additional Notes, of a series of outstanding at any time may not exceed the aggregate principal amount of Notes of such series authorized for issuance by the Company, pursuant to one or more Company Orders except as provided in Section 2.07 hereof.

The Trustee or an authorized agent, shall upon receipt of a Company Order and an Officers’ Certificate and Opinion of Counsel pursuant to Section 11.04 authenticate Additional Notes of a series for original issue in an aggregate principal amount set forth in the Company Order.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authentication agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $2,000 in aggregate principal amount and any integral multiples of $1,000 in excess thereof.

Section 2.03 Registrar and Paying Agent.

The Company shall maintain, with respect to each series of Notes, at the place or places specified with respect to such series pursuant to Section 2.01, an office or agency where Notes of such series may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes of such series may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes of each series and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents for a series of Notes. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints DTC to act as Depositary with respect to the Global Notes of each series.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent for each series and to act as Custodian for DTC with respect to the Global Notes of each series unless another Registrar, Paying Agent or Custodian, as the case may be, is appointed prior to the time Notes of that series are first issued.

Section 2.04 Paying Agent To Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of any series of Notes or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes of such series, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent for Notes of a series, it shall segregate and hold in a separate trust fund for the benefit of the Holders of Notes of such series all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of each series of Notes and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date for such series and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of such series of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All

Global Notes of a series will be exchanged by the Company for Definitive Notes of such series if:

(i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

Upon the occurrence of either of the preceding events in (i), or (ii) above, Definitive Notes of a series shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes of a series also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note of a series authenticated and delivered in exchange for, or in lieu of, a Global Note of such series or any portion thereof, pursuant to this Section 2.06 or 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note of such series. A Global Note of a series may not be exchanged for another Note of such series other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note of a series may be transferred and exchanged as provided in Section 2.06(b), or (c) hereof. Neither the Company nor the Trustee shall be liable for any delay by the Holder of a Global Note of a series or the Depositary in identifying holders of beneficial interests in the Global Notes of such series.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another

Global Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes of a series contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) of such series pursuant to Section 2.06(g) hereof.

(c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any holder of a beneficial interest in a Global Note of a series proposes to exchange such beneficial interest for a Definitive Note of such series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note of such series, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note of such series to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note of such series in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note of a series may exchange such Note for a beneficial interest in a Global Note of such series or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note of such series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes of such series.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes of a series and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes of such series. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes of such series duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e). A Holder of Definitive Notes of a series may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note of such series. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes of such series pursuant to the instructions from the Holder thereof.

(f) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO PINNACLE ENTERTAINMENT, INC. ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THE NOTES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER IMPOSED BY APPLICABLE GAMING LAWS, THE PROVISIONS OF ARTICLE XIII OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION (DEALING WITH GAMING LAWS AND GAMING-RELATED RESTRICTIONS ON OWNERSHIP AND TRANSFER), INCLUDING ANY AMENDMENTS THERETO OR ANY SUCCESSOR PROVISIONS THERETO, AND Section 3.07(b) OF THE INDENTURE (WHICH IS SUMMARIZED ON THIS CERTIFICATE). A COPY OF ARTICLE XIII OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION IS ON FILE AT THE OFFICE OF THE COMPANY, AND MADE A PART HEREOF AS FULLY AS THOUGH THE PROVISIONS OF SAID PROVISIONS OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION WERE PRINTED IN FULL ON THIS CERTIFICATE, TO ALL OF WHICH THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF,

ASSENTS AND AGREES TO BE BOUND. ANY HOLDER OF A NOTE MAY OBTAIN, UPON REQUEST AND WITHOUT CHARGE, A COPY OF SUCH PROVISIONS OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE SECRETARY OF THE COMPANY.

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes of the same series or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note of a series is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of such series or for Definitive Notes of such series, the principal amount of Notes of such series represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of such series, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of a Company Order or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, and 9.05 hereof).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes of a series during a period beginning at the opening of business

15 days before the mailing of a notice of redemption of Notes of such series under Section 3.03 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note of such series so selected for redemption in whole or in part, except the unredeemed portion of any Note of such series being redeemed in part or (C) to register the transfer of or to exchange a Note of a series between a record date and the next succeeding interest payment date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x) Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or note taken by the Depositary.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Note of the same series if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note of a series is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes of such series duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes of a series outstanding at any time are all the Notes of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note of such series effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note of a series does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note of such series; however, Notes of such series held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes of a series payable on that date, then on and after that date such Notes of such series shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes of a series have concurred in any direction, waiver or consent, Notes of such series owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of such series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes of a series are ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order, shall authenticate temporary Notes of such series. Temporary Notes shall be substantially in the form of certificated Notes of the same series but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes of the same series.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Trustee shall notify the Company in writing upon cancellation of any Notes. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes of a series, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of Notes of such series on a subsequent special record date, in each case at the rate provided in the Notes of such series and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note of such series and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders of Notes of such series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 Issuance of Additional Notes.

The Company shall be entitled to issue, without the consent of the Holders, Additional Notes of a series under this Indenture that shall be substantially identical in all respects to the initial Notes of such series, except that Additional Notes may have different issuance prices, will have different issuance dates and may have different CUSIP numbers and Additional Notes may have redemption provisions conditioned on any particular transaction, and, as a result may not be fungible with or treated as the same issue as the Notes of such series initially issued for United States federal income tax purposes. The initial Notes of a series and any Additional Notes of such series shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes of a series, the Company shall set forth in a resolution of its Board of Directors and in a Company Order, a copy of each of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(2) the issue price, the issue date, the “CUSIP” number (if then generally in use) of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue.

In authenticating such Additional Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive, and shall be fully protected in relying upon:

(1) an executed supplemental indenture, if any;

(2) an Officers’ Certificate delivered in accordance with Section 11.04; and

(3) an Opinion of Counsel which shall state (subject to customary assumptions, qualifications and exceptions):

(i) that the form and terms of such Notes have been established in conformity with the provisions of this Indenture;

(ii) that such Notes, have been duly authorized by all requisite corporate action on the part of the Company and duly executed by the Company under the Delaware General Corporation Law, and when duly authenticated by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preferences and other similar laws affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in equity or at law).

Section 2.14 Designation.

Any Additional Notes of a series issued under this Indenture will rank pari passu in right of payment with the initial Notes of such series.

Section 2.15 CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE III

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes of any series pursuant to the optional redemption provisions of Section 3.07 hereof with respect to such series, it shall furnish to the Trustee, at least 15 days but not more than 60 days before a redemption date (except to the extent shorter or longer notice of redemption may be given to Holders of such series as provided in Section 3.03), an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes of such series to be redeemed and (iv) the redemption price.

Section 3.02 Selection of Notes To Be Redeemed.

Unless otherwise indicated for a particular series of Notes by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, if less than all of the Notes of a series are to be redeemed or purchased in an offer to purchase at any time (other than pursuant to Section 3.07(b)), the Trustee will select Notes of such series to be redeemed or purchased among the Holders of the Notes of such series in compliance with the requirements of the principal national securities exchange, if any, on which the Notes of such series are listed or, if the Notes of such series are not so listed, on a pro rata basis, by lot or in accordance with DTC procedures. In the event of partial redemption or purchase by lot, the particular Notes of a series to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes of such series not previously called for redemption or purchase.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a series of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes of such series held by such Holder, even if not $2,000 or a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes of a series called for redemption or purchase also apply to portions of Notes of such series called for redemption or purchase.

Section 3.03 Notice of Redemption.

Unless otherwise indicated for a particular series by Board Resolution, a supplemental indenture hereto or an Officers’ Certificate delivered pursuant to Section 2.01, at least 15 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail (or in the case of Global Notes, give pursuant to applicable DTC procedures), a notice of redemption to each Holder whose Notes of the series called for redemption are to be redeemed at its registered address, except that (i) redemption notices may be mailed or given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes of such series (whether by covenant or legal defeasance) or a satisfaction and discharge of this Indenture with respect to the Notes of such series and (ii) redemption notices may be mailed or given less than 15 or more than 60 days prior to a redemption date if so required by any applicable Gaming Authority in connection with a redemption described under Section 3.07(b) hereof.

In connection with any redemption of Notes (including with the net cash proceeds of an Equity Offering), any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, such as refinancing, acquisitions or Equity Offerings. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.

The notice shall identify the Notes (including CUSIP number(s)) of the series to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, in the case of physical Notes a new Note or Notes of such series in aggregate principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes of the series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Company defaults in making such redemption payment, interest on Notes of the series called for redemption ceases to accrue on and after the redemption date, subject to the satisfaction of any condition to such redemption;

(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes of the series called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(i) any other information as may be required by the terms of the particular series or the Notes of a series being redeemed.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 10 days prior to the date on which the Trustee shall send out the notice of redemption (unless a shorter period is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Nothing in this Indenture shall otherwise prohibit or prevent, the Company or its Affiliates from, at any time, and from time to time, acquiring Notes of any series or other Indebtedness, whether through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Company or any such affiliates may determine.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes of a series called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to the satisfaction of any condition to such redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

No later than 10:00 a.m. New York City time on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued and unpaid interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, subject to the satisfaction of any conditions to such redemption, interest shall cease to accrue on the Notes or the portions of Notes of the series called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes of such series and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note of the same series and the same maturity equal in aggregate principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption and Gaming Redemption.

(a) Notes of any series which are redeemable before their maturity shall be redeemable in accordance with their terms set forth in any Board Resolution, Officers’ Certificate or supplemental indenture that establishes or amends the terms of the Notes of such series and in accordance with this Article.

(b) In addition to the foregoing, if (1) any Gaming Authority makes a determination of unsuitability of a Holder or Beneficial Owner of Notes of any series (or an Affiliate of such Holder or Beneficial Owner), or (2) any Gaming Authority requires that a Holder or Beneficial Owner of Notes of any series (or an Affiliate thereof) must either (i) be licensed, qualified or found suitable under any applicable Gaming Laws or (ii) reduce its position in the Notes of such series to below a level that would require licensure, qualification or a finding of suitability, and such Holder or Beneficial Owner (or Affiliate thereof): (A) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority, or (B) fails to reduce its position in the Notes of such series appropriately, or (C) is denied such license or qualification or not found suitable, or (3) any Gaming Authority otherwise requires that Notes of any series from any Holder or Beneficial Owner be redeemed, subject to applicable Gaming Laws, the Company shall have the right, at its option: (i) to require any such Holder or Beneficial Owner to dispose of its Notes (or applicable portion of Notes) of such series within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority, or (ii) to call for the redemption of the Notes (or applicable portion of Notes) of such series of such Holder or Beneficial Owner at a redemption price equal to the least of: (A) the principal amount thereof, together with accrued and unpaid interest, if any, to, but not including, the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, (B) the price at which such Holder or Beneficial Owner acquired the Notes of such series, together with accrued and unpaid interest and to, but not including, the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, or (C) such other lesser amount as may be required by any Gaming Authority. Immediately upon a determination by a Gaming Authority that a Holder or Beneficial Owner of Notes of such series (or an Affiliate thereof) will not be licensed, qualified or found suitable or is denied a license, qualification or finding of suitability, the Holder or Beneficial Owner will not have any further rights with respect to the Notes of such series to: (1) exercise, directly or indirectly, through any Person, any right conferred by the Notes of such series; or (2) receive any interest or additional interest, if any, or any other distribution nor payment with respect to the Notes of such series, or (3) receive any remuneration in any form from the Company or its Affiliates for services rendered or otherwise, except the redemption price of the Notes of such series.

The Company shall notify the Trustee in writing of any such redemption as soon as practicable, and in any event, no later than five Business Days after receiving notice from the Gaming Authority of such notice or finding. The Holder or Beneficial Owner applying for license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

(c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Special Mandatory Redemption.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE IV

COVENANTS

Section 4.01 Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes of a series on the dates and in the manner provided in the terms of the Notes of such series. Principal, premium or Liquidated Damages, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium or Liquidated Damages, if any, and interest then due.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes of a series to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Reports.

(a) Whether or not required by the SEC, so long as any Notes of a series are outstanding, the Company shall furnish to the Trustee, with written instructions for mailing (or in the case of Global Notes, delivery pursuant to applicable DTC procedures) to the Holders of Notes of such series, upon Holder request, within 30 days after the time periods specified in the SEC’s rules and regulations for a non-accelerated filer, (i) all quarterly and annual financial information that is filed or that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, as applicable, if or as if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. The availability of the foregoing materials on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy the Company’s obligations to furnish such materials to the Trustee for mailing (or in the case of Global Notes, delivery pursuant to applicable DTC procedures) to the Holders of Notes of such series upon Holder request, provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR service (or its successor). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Company shall promptly notify the Trustee whenever it shall have filed a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K; provided that the failure to so notify the Trustee shall not be deemed a failure to comply with this Section 4.02(a).

(b) In addition, the Company has agreed that, for so long as any Notes of a series remain outstanding, if the Company is not required to file with the SEC the reports required by Section 4.02(a), it will furnish to the Holders of such series and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.03 Compliance Certificate.

(a) To the extent any Notes of a series are outstanding, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, beginning for the fiscal year ending December 31, [        ], an Officers’ Certificate (which Officers’ Certificate must be signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company) stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture applicable to the Notes of such series and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture applicable to the Notes of such series (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of premium on, if any, interest or Liquidated Damages, it any or interest, if any, on the Notes of such series is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) The Company shall, so long as any of the Notes of a series are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default with respect to the Notes of such series, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.04 Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE V

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) The Company shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person unless:

(i) either (A) the Company is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia (provided that if such Person is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws);

(ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made expressly assumes, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed; and

(iii) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

(b) Upon any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s and its Restricted Subsidiaries’ assets, taken as a whole, in compliance with the provisions of this Section 5.01, the Company will be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

This Section 5.01 will not apply to: (i) a merger, consolidation, sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and any of its Restricted Subsidiaries; (ii) a merger between the Company and an Affiliate of the Company incorporated or formed solely for the purpose of reincorporating or reorganizing the Company in another state of the United States or the District of Columbia or changing the legal domicile of the Company or for the sole purpose of forming or collapsing a holding company structure or changing the form of legal entity; or (iii) any transfers, sales or dispositions of real property and related assets to GLPI or its Subsidiaries to the extent the Company or its Restricted Subsidiaries will lease such real property and related assets.

Section 5.02 Successor Person Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s or its Restricted Subsidiaries’ assets, taken as a whole, in compliance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium on, if any, interest and Liquidated Damages, if any, and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company’s or its Restricted Subsidiaries’ assets, taken as a whole, that meets the requirements of Section 5.01 hereof.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) An “Event of Default”, when used herein with respect to Notes of any series, occurs if (unless in the establishing Board Resolution, supplemental indenture or Officers’ Certificate, it is provided that such series shall not have the benefit of said Event of Default):

(i) the Company defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Notes of such series and such default continues for a period of 30 days;

(ii) the Company defaults in the payment when due of the principal of or premium, if any, on the Notes of such series when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

(iii) subject to Section 6.01(b), the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes (other than a covenant, representation, warranty or other agreement that has been included in this Indenture solely for the benefit of a series of Notes other than such series) for 60 days after the Company’s receipt of notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding voting as a single class, unless such failure to comply has been waived by the Required Holders;

(iv) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due;

(v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case; (B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or (C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days; or

(vi) any other Event of Default provided with respect to Notes of such series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate delivered pursuant to Section 2.01, in accordance with Section 2.01(v).

(b) Notwithstanding Section 6.01(a)(iii) or any other provision of this Indenture, except as provided in the second to last sentence of this Section 6.01(b), the sole remedy for any failure to comply by the Company with Section 4.02 hereof or any failure to comply with the requirements of Section 314(a) of the TIA shall be the payment of Liquidated Damages as described in the following sentence, such failure to comply shall not constitute an Event of Default with respect to the Notes of a particular series, and Holders of the Notes of such series shall not have any right under this Indenture to accelerate the maturity of the Notes of such series as a result of any such failure to comply. If a failure to comply by the Company with Section 4.02 hereof or any failure to comply with the requirements of Section 314(a) of the TIA continues for 60 days after the Company receives notice of such failure to comply in accordance with Section 6.01(a)(iii) (such notice, the “Reports Default Notice”), and is continuing on the 60th day following the Company’s receipt of the Reports Default Notice, the Company will pay liquidated damages to all Holders of Notes of such series at a rate per annum equal to 0.25% of the principal amount of the Notes of such series (“Liquidated Damages”) from the 60th day following the Company’s receipt of the Reports Default Notice to but not including the earlier of (x) the 121st day following the Company’s receipt of the Reports Default Notice and (y) the date on which the failure to comply by the Company with Section 4.02 hereof or any failure to comply with the requirements of Section 314(a) of the TIA shall have been cured or waived. On the earlier of the date specified in the immediately preceding clauses (x) and (y), such Liquidated Damages will cease to accrue. If the failure to comply by the Company with Section 4.02 hereof or any failure to comply with the requirements of Section 314(a) of the TIA shall not have been cured or waived on or before the 121st day following the Company’s receipt of the Reports Default Notice, then the failure to comply by the Company with Section 4.02 hereof or any failure to comply with the requirements of Section 314(a) of the TIA shall on such 121st day constitute an Event of Default with respect to such series of Notes. A failure to comply with Section 4.02 hereof or any failure to comply with the requirements of Section 314(a) of the TIA automatically shall cease to be continuing and shall be deemed cured at such time as the Company furnishes to the Trustee the applicable information or report (it being understood that the availability of such information or report on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy the Company’s obligation to furnish such information or report to the Trustee), provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR service (or its successor). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(c) In the event that the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of a series deliver to the Trustee a notice of a Default or an Event of Default with respect to such series or an acceleration with respect to such series, such holders also shall deliver a copy of such notice to the Landlord.

(d) Notwithstanding the foregoing, in the event of a default by the Company or any of its Restricted Subsidiaries in the performance of any of their respective obligations under this Indenture with respect to Notes of a series, including any default in the payment of any sums payable thereunder, then, in each and every such case, subject to applicable Gaming Laws, the Landlord shall have the right (subject to the terms of the Master Lease), but not the obligation, to cause the default or defaults to be cured or remedied (to the extent such default is susceptible to cure or remedy) prior to the end of any applicable notice and cure periods set forth in this Indenture, and any such tender of payment or performance by Landlord shall be accepted by the Trustee and the Holders of the Notes of such series and shall constitute payment and/or performance by the Company or such Restricted Subsidiary for purposes of this Indenture.

Section 6.02 Acceleration.

Subject to the terms of a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate establishing a series of Notes, if any Event of Default with respect to Notes of a series (other than an Event of Default specified in Section 6.01(iv) or (v) hereof with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series may declare all the Notes of such series (or such portion of the principal amount of any Notes of such series, if other than the entire principal amount thereof is to be due and payable under the terms of the Notes of such series) to be due and payable immediately. Upon any such declaration, the Notes of such series (or such portion thereof) shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(iv) or (v) hereof occurs with respect to the Company, all outstanding Notes of such series (or such portion thereof) shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes of such series by written notice to the Trustee may on behalf of all of the Holders of Notes of such series rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if the Trustee shall have received an Officers’ Certificate that all existing Events of Default (except nonpayment of principal of, premium on, if any, interest or Liquidated Damages, if any, on the Notes of such series that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

If an Event of Default with respect to Notes of a series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, Liquidated Damages, if any, and interest on the Notes of such series or to enforce the performance of any provision of the Notes of such series or this Indenture with respect to such series.

The Trustee may maintain a proceeding even if it does not possess any of the Notes of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note of such series in exercising any right or remedy accruing upon an Event of Default with respect to Notes of such series shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default with respect to Notes of such series. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes of a series by written notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive an existing Default or Event of Default with respect to Notes of such series and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes of such series (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration as described in the last sentence of Section 6.02). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes of a series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it with respect to Notes of such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes of such series or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

A Holder of a Note of a series may pursue a remedy with respect to this Indenture or the Notes of such series only if:

(a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default with respect the Notes of such series;

(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series make a written request to the Trustee to pursue the remedy;

(c) such Holder of a Note or Holders of Notes of such series offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series do not give the Trustee a direction inconsistent with the request.

A Holder of a Note of a series may not use this Indenture to prejudice the rights of another Holder of a Note of such series or to obtain a preference or priority over another Holder of a Note of such series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07 Rights of Holders of Notes To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes (or such portion of the principal amount of any Notes of such series, if other than the entire principal amount thereof is to be due and payable under the terms of the Notes of such series) and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes of a series allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes of such series), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes of such series or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, any Agent and their agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and indemnity amounts owed, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes in respect of which or for the benefit of which such money has been collected pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes of a series.

ARTICLE VII

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a reasonably prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied duties, covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability in the performance of any of its duties hereunder. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and adequate indemnity satisfactory to it against any loss, liability or expense.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) The Trustee shall reasonably cooperate with any Gaming Authority of any jurisdiction in which the Company or any of its Subsidiaries conducts or proposes to conduct gaming and shall produce any document or information as any of them may reasonably request.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document, notice or certificate believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company, and any resolution of the Board of Directors may be sufficiently evidenced if certified by an Officers’ Certificate.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Reasonable Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of offices authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Notes of any series and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes of such series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note of any series, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Notes of such series.

Section 7.06 Reports by Trustee to Holders of the Notes.

Within 60 days after each [                    ] beginning with [                    ], [    ] and for so long as Notes of any series remain outstanding, the Trustee shall mail to the Holders of the Notes of such series a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes of any series shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the

Trustee in writing when the Notes of any series are listed on any stock exchange and of any delisting thereof.

Section 7.07 Compensation and Indemnity.

The Company shall pay to the Trustee and any Agent from time to time compensation for its acceptance of this Indenture and services hereunder as agreed in writing between the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee and any Agent promptly upon request for all reasonable disbursements, advances, performance and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify each of the Trustee, Agent and their officers, directors, employees, representatives and agents (each, an “Indemnified Party”) and any predecessor Trustee against any and all claims, losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. An Indemnified Party shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Indemnified Party to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Indemnified Party shall cooperate in the defense. The Indemnified Party may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, and the resignation or removal of the Trustee or Agent.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes of any series on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, interest and Liquidated Damages, if any, on particular Notes of such series. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(iv) or (v) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes of any series may remove the Trustee with respect to that series by so notifying the Trustee and the Company in writing. The Company may remove the Trustee with respect to Notes of one or more series if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes of any series may appoint a successor Trustee for such series to replace the successor Trustee for such series appointed by the Company.

If a successor Trustee with respect to the Notes of any one or more series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes of the applicable series may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each series of Notes for which it is acting as Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Notes of each such series. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the

Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of the trust created by this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or in the case of a subsidiary of a bank holding company, its bank holding company parent shall have) a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option To Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes of a particular series upon compliance with the conditions set forth below in this ARTICLE VIII.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02 with respect to a series of Notes, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes of such series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes of such series and this Indenture as it relates to such Notes of such series (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes of such series when such payments are due from the trust referred to below, (b) the Company’s obligations with respect to the Notes of such series concerning issuing temporary Notes of such series, registration of Notes of such series, the replacement of mutilated, destroyed, lost or stolen Notes of such series and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith and (d) this ARTICLE VIII with respect to such series. Subject to compliance with this ARTICLE VIII, the Company may exercise its option under this Section 8.02 with respect to a series of Notes notwithstanding the prior exercise of its option under Section 8.03 hereof with respect to such series of Notes.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to a series of Notes, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.02, 4.03 and 4.04 hereof and Section 5.01 and, unless otherwise specified therein, any additional covenants specified in a supplemental indenture for such series of Notes or a Board Resolution or an Officers’ Certificate delivered pursuant to Section 2.01, with respect to the outstanding Notes of such series on and after the date the conditions set forth in Section 8.04 are satisfied with respect to such series (hereinafter, “Covenant Defeasance”), and the Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of Notes of such series (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes of such series shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to a series of Notes, subject to the satisfaction of the conditions set forth in Section 8.04 hereof , the “Events of Default” described in Section 6.01(a) hereof (other than clauses (i), (ii), (iv), and (v) thereof pertaining to the Company) shall not constitute Events of Default with respect to such series of Notes. The Company may exercise Legal Defeasance with respect to a series of Notes regardless of whether it previously has exercised Covenant Defeasance with respect to such series of Notes.

Section 8.04 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes of any series:

In order to exercise either Legal Defeasance or Covenant Defeasance,

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient, in the opinion or based on the report of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay the principal of, premium, if any, on and accrued and unpaid interest and Liquidated Damages, if any, on the outstanding Notes of such series on the Stated Maturity or on a redemption date, as the case may be, and the Company must specify whether the Notes of such series are being defeased to maturity or to a particular redemption date; provided that, with respect to any redemption pursuant to Section 3.07(a) in which the Treasury Rate is used in computing the redemption amount, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is so deposited with the Trustee equal to the redemption amount computed using the Treasury Rate as of the third Business Day preceding the date of such deposit with the Trustee;

(b) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, the Holders of the outstanding Notes of such series shall not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and shall be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Company has delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes of such series shall not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default with respect to the Notes of such series shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit or other Indebtedness which is being defeased or discharged, and, in each case, the granting of Liens in connection therewith);

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture or any agreement or instrument governing any other Indebtedness which is being defeased or discharged or repaid) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(f) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes of such series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(g) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance with respect to the Notes of such series have been complied with.

The Legal Defeasance or Covenant Defeasance with respect to the Notes of such series will be effective on the day on which all the applicable conditions above have been satisfied. Upon compliance with the foregoing, the Trustee shall, upon written request, execute proper instrument(s) acknowledging such Legal Defeasance or Covenant Defeasance.

Section 8.05 Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent), to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(b) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Notwithstanding the foregoing, in the case of a covenant or legal defeasance or discharge to the applicable redemption date for a redemption pursuant to Section 3.07(a) (including as set forth in any Board Resolution, Officers’ Certificate or supplemental indenture that establishes or amends the terms of the Notes of any series) in which a present value is used in computing the redemption amount, the excess (if any) of (x) the amount deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on the Notes of any series over (y) the redemption price determined pursuant to Section 3.07(a) (including as set forth in any Board Resolution, Officers’ Certificate or supplemental indenture that establishes or amends the terms of the Notes of any series) (including accrued and unpaid interest, if any, to the applicable redemption date) shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust on the applicable redemption date.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities with respect to the Notes of any series in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture with respect to the Notes of such series and the Notes of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Liquidated Damages, if any, or interest on any such Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes of one or more series without the consent of any Holder of a Note:

(a) to cure any ambiguity, defect, mistake or inconsistency; provided such action shall not adversely affect the interests of the Holders of Notes of such series;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c) (i) to reflect a change in the name or form of entity or jurisdiction of organization of the Company or (ii) to provide for the assumption of the Company’s obligations to Holders of Notes of such series in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(d) to comply with the rules of any applicable securities depositary;

(e) to comply with requirements of applicable Gaming Laws, or to provide for requirements imposed by applicable Gaming Authorities;

(f) to provide for the issuance of Additional Notes of any series of Notes (including any additional or different restrictions on transfer or exchange of such Additional Notes, including without limitation those that would be appropriate if the Additional Notes were issued in a transaction exempt from registration under the Securities Act) in accordance with the limitations set forth in this Indenture;

(g) to make any change that would provide any additional rights or benefits to the Holders of the Notes of all or any series (including to provide for any guarantees of the Notes of such series or any collateral securing the Notes of such series or any guarantees of the Notes of such series) or that does not materially adversely affect the legal rights hereunder of any Holder of the Note of such series;

(h) to conform the text of this Indenture with respect to the Notes of such series or the Notes of such series to any provision of the “Description of Notes” or similar section of any prospectus, prospectus supplement or other offering document relating to the offering of such series of Notes, as set forth in an Officers’ Certificate;

(i) to provide for the issuance of and establish the form and terms and conditions of the Notes of any series as permitted by this Indenture;

(j) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Notes, provided that any such addition, change or elimination (i)

shall neither (A) apply to any Note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Note with respect to such provision or (ii) shall become effective only when there is no Note described in clause (i) outstanding;

(k) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(l) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that directly affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, any provisions relating to any mandatory offer by the Company to purchase or repurchase any Notes and the defined terms used therein) and the Notes of any series with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding of each series of Notes affected by such amendment or supplement voting, as to each series, as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes of such series), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes of such series, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture with respect to the Notes of any series or the Notes of such series may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes of such series).

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the appropriate Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes of a series then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture with respect to such series of Notes or such Notes thereof. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not:

(a) reduce the principal amount of Notes of any series whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of any series of Notes (other than any provisions relating to any mandatory offer by the Company to purchase or repurchase any Notes and the defined terms used therein and other provisions for effecting a redemption that do not reduce the redemption price);

(c) reduce the rate of or change the time for payment of interest on any Note;

(d) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes of any series (except a rescission of acceleration of the Notes of such series by the Holders of at least a majority in aggregate principal amount of the Notes of such series and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in money other than that stated in the Notes;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the contractual rights of Holders of Notes of any series expressly set forth in this Indenture to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes of such series;

(g) waive a redemption payment with respect to any Note (other than a payment required by one of the provisions providing for the mandatory offer by the Company to purchase or repurchase any Notes of such series); or

(h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series. A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture with respect to one or more series of Notes (whether or not such covenant or other provision has expressly been included solely for the benefit of such series of Notes), or which modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes of one or more series shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date upon which the requisite consents for the applicable waiver, supplement or amendment have been obtained. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of each series of Notes affected by such amendment, supplement or waiver.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note of any series thereafter authenticated. The Company in exchange for all Notes of such series may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes of such series that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note of such series shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee To Sign Amendments, etc.

The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officers’ Certificate and an Opinion of Counsel (subject to customary assumptions, qualifications and exceptions) stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

ARTICLE X

SATISFACTION AND DISCHARGE

Section 10.01 Satisfaction and Discharge.

This Indenture shall be discharged with respect to the Notes of a particular series and shall cease to be of further effect as to all Notes of such series issued thereunder, when:

(a) either:

(1) all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes of such series that have been replaced or paid and Notes of such series for whose payment money has been deposited in trust and, if provided for in this Indenture, thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(2) all Notes of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year (or are to be called for redemption within one year) and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes of such series not delivered to the Trustee for cancellation for principal, premium, if any, and Liquidated Damages, if any, and accrued and unpaid interest to, but not including, the date of maturity or redemption; provided that, with respect to any redemption pursuant to Section 3.07(a) (including as set forth in any Board Resolution, Officers’ Certificate or supplemental indenture that establishes or amends the terms of the Notes of any series) in which the Treasury Rate is used in computing the redemption amount, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is so deposited with the Trustee equal to the redemption amount computed using the Treasury Rate as of the third Business Day preceding the date of such deposit with the Trustee;

(b) the Company has paid or caused to be paid all other sums then payable by it under this Indenture with respect to the Notes of such series; and

(c) the Company has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge with respect to the Notes of such series have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes of such series, if money shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section, the provisions of Section 10.02 and Section 8.06 shall survive with respect to the Notes of such series.

The satisfaction and discharge with respect to the Notes of such series will be effective on the day on which all the applicable conditions above have been satisfied. Upon compliance with the foregoing, the Trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of all of the Company’s obligations under all Notes of such series and this Indenture with respect to all Notes of such series.

Section 10.02 Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes of a particular series and this Indenture with respect to the Notes of such series, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Persons entitled thereto, of the principal (and premium or Liquidated Damages, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture with respect to the Notes of such series and the Notes of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided that if the Company has made any payment of principal of, premium or Liquidated Damages, if any, or interest on any such Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 11.02 Notices.

Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile, given by email in PDF format or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Pinnacle Entertainment, Inc.

3980 Howard Hughes Parkway

Las Vegas, NV 89169

Telephone No.: (702) 541-7777

Facsimile No.: (702) 541-7773

Attention: President and Chief Financial Officer

With a copy to:

Irell & Manella LLP

1800 Avenue of the Stars

Suite 900

Los Angeles, CA 90067

Telephone No.: (310) 277-1010

Facsimile No.: (310) 203-7199

Attention: Ashok W. Mukhey, Esq.

Email: amukhey@irell.com

If to the Trustee:

[                                         ]

With a copy to:

[                                         ]

The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if faxed or delivered by electronic mail (in PDF format); and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, and, with respect to the Trustee, upon actual receipt.

Any notice or communication to a Holder shall be mailed by first class mail, in accordance with Depositary procedures, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of any series or any defect in it shall not affect its sufficiency with respect to other Holders of such or any other series.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03 Communication by Holders of Notes with Other Holders of Notes. Holders of any series may communicate pursuant to TIA § 312(b) with other Holders of such series or any other series with respect to their rights under this Indenture or the Notes of such series or all series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, except the initial authentication and delivery of a series of Notes, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied. Such counsel may rely on representations, warranties and certificates of other Persons as to matters of fact, and may qualify the Opinion of Counsel with customary assumptions, exceptions and limitations.

Section 11.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders of one or more series. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07 No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or direct or indirect stockholder, past, present or future, of the Company, any Guarantor or any successor entity, as such, shall have any liability for any obligations of the Company, or any Guarantors under the Notes, this Indenture or any Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08 GOVERNING LAW AND WAIVER OF JURY TRIAL.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

EACH OF THE PARTIES HERETO (A) IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF SUCH COURT WILL NOT ACCEPT JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK OR ANY COURT OF COMPETENT CIVIL JURISDICTION SITTING IN NEW YORK COUNTY, NEW YORK, (B) UNCONDITIONALLY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE ANY CLAIMS THAT IT IS NOT SUBJECT TO THE JURISDICTION OF THE ABOVE COURTS, THAT SUCH ACTION OR SUIT IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH ACTION, SUIT OR OTHER PROCEEDING IS IMPROPER AND AGREES THAT IT SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT SHALL NOT BRING ANY ACTION RELATING TO THIS INDENTURE OR THE NOTES IN ANY COURT OTHER THAN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF SUCH COURT WILL NOT ACCEPT JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK OR ANY COURT OF COMPETENT CIVIL JURISDICTION SITTING IN NEW YORK COUNTY, NEW YORK.

EACH OF THE COMPANY AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY

AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10 Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11 Severability.

In case any provision in this Indenture or in the Notes of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.14 Notes in a Foreign Currency.

Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate delivered pursuant to Section 2.01 of this Indenture with respect to a particular series of Notes, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Notes of all series or all series affected by a particular action at the time outstanding and, at such time, there are outstanding Notes of any series which are denominated in more than one currency, then the principal amount of Notes of such series which shall be deemed to be outstanding for the purpose of taking such action shall be determined by converting any such other currency into a currency that is designated upon issuance of any particular series of Notes. Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate delivered pursuant to Section 2.01 of this Indenture with respect to a particular series of Notes, such conversion shall be at the spot rate for the purchase of the designated currency as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Company) on any date of determination. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Notes of a series denominated in currency other than U.S. dollars in connection with any action taken by Holders of Notes of such series pursuant to the terms of this Indenture.

All decisions and determinations provided for in the preceding paragraph shall, in the absence of manifest error, to the extent permitted by law, be conclusive for all purposes and irrevocably binding upon the Trustee and all Holders.

Section 11.15 Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Notes of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

Section 11.16 Force Majeure.

In no event shall the Trustee or Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications, computer (software and hardware) services, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.17 U.S.A. Patriot Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee and Agent are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Agent. Accordingly, each of the parties agree to provide to the Trustee and Agent, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and Agent to comply with Applicable AML Law.

ARTICLE XII

SINKING FUNDS

Section 12.01 Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of the Notes of a series if so provided by the terms of such Notes pursuant to Section 2.01 and except as otherwise permitted or required by any form of Note of such series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of the Notes of any series is herein referred to as a “mandatory sinking fund payment” and any other amount provided for by the terms of the Notes of such series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of the Notes of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Notes of any series as provided for by the terms of the Notes of such series.

Section 12.02 Satisfaction of Sinking Fund Payments with Notes.

The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Notes of any series to be made pursuant to the terms of such Notes (1) deliver outstanding Notes of such series to which such sinking fund payment is applicable (other than any of such Notes previously called for mandatory sinking fund redemption) and (2) apply as credit Notes of such series to which such sinking fund payment is applicable and which have been repurchased by the Company or redeemed either at the election of the Company pursuant to the terms of such series of Notes (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Notes, provided that such Notes have not been previously so credited. Such Notes shall be received by the Trustee, together with an Officers’ Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting Notes for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Notes for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Notes in lieu of cash payments pursuant to this Section 12.02, the principal amount of Notes of such series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Notes of such series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Notes of such series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.

Section 12.03 Redemption of Notes for Sinking Fund.

Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officers’ Certificate delivered pursuant to Section 2.01 in respect of a particular series of Notes) prior to each sinking fund payment date for any series of Notes, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for such series pursuant to the terms of such series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Notes of such series pursuant to Section 12.02, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days (unless otherwise indicated in the Board Resolution, Officers’ Certificate or supplemental indenture delivered pursuant to Section 2.01 in respect of a particular series of Notes) before each such sinking fund payment date the Notes to be redeemed upon such sinking fund payment date will be selected in the manner specified in Section 3.02 and the Company shall send or cause to be sent a notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in and in accordance with Section 3.03. Such notice having been duly given, the redemption of such Notes shall be made upon the terms and in the manner stated in Section 3.04, Section 3.05 and Section 3.06.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

PINNACLE ENTERTAINMENT, INC.

By:
Name:
Title:

[ , as Trustee]

By:
Name:
Title: